UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

POINT BLANK SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida		33069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2010, Protective Apparel Corporation of America and Point Blank Body Armor, Inc. (collectively, the “Borrowers”), each a subsidiary of Point Blank Solutions, Inc. (the “Company”), and the Company entered into a Twentieth Amendment (the “Twentieth Amendment”) to that certain Amended and Restated Loan and Security Agreement, dated as of April 3, 2007 (the “Loan Agreement”), by and among the Borrowers and Life Wear Technologies, Inc., a former subsidiary of the Company, as borrowers, the Company, as guarantor, and Bank of America, N.A. (as successor by merger to LaSalle Business Credit, LLC) (“Bank of America”), as administrative agent and collateral agent for itself and all other lenders party to the Loan Agreement.  The Loan Agreement provides the Borrowers with financing through a revolving credit line (the “Revolving Loan”) and a term loan.

The Twentieth Amendment, among other things, changes the amounts of the “Availability Block” and the “Maximum Revolving Loan Limit” under the Revolving Loan applicable to various periods under the Loan Agreement.  Pursuant to the Twentieth Amendment, the Borrowers also agreed to (i) by January 13, 2010, engage a consultant, satisfactory to Bank of America, for the purpose of reviewing and analyzing the Borrowers’ cash flows, and (ii) by January 15, 2010, provide Bank of America with a letter of intent by Steel Partners Holdings L.P. (“Steel”), in form and substance satisfactory to Bank of America, with respect to at least $10,000,000 of additional capital to be provided by Steel to Borrowers.  Steel is an affiliate of Steel Partners II, L.P., which reported in a Schedule 13D with respect to its investment in the Company, originally filed with the Securities and Exchange Commission on February 11, 2008 and subsequently amended, most recently on July 17, 2009, that it owns approximately 4.2% of the Company’s outstanding common stock.

The foregoing description of the Twentieth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Twentieth Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Twentieth Amendment to Loan and Security Agreement, dated January 8, 2010, by and among Protective Apparel Corporation of America, Point Blank Body Armor, Inc., Point Blank Solutions, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Dated: January 14, 2010	By:	/s/ Michelle Doery
	Name:	Michelle Doery
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Twentieth Amendment to Loan and Security Agreement, dated January 8, 2010, by and among Protective Apparel Corporation of America, Point Blank Body Armor, Inc., Point Blank Solutions, Inc. and Bank of America, N.A.